  Exhibit 99.1

Command Center Appoints Richard Coleman as CEO and Director

DENVER, Colorado – April 2, 2018 – Command Center, Inc. (OTCQB: CCNI), a national provider of on-demand and temporary staffing solutions, has appointed Richard Coleman as president and CEO and a member of its board of directors, effective April 1, 2018. He succeeds Bubba Sandford, who resigned his positions as CEO and director to pursue other interests.

Coleman is a seasoned executive who brings to Command Center extensive CEO leadership and board-level experience with various public and private companies, including worldwide staffing solutions providers. Since 2014, he has been a director at Hudson Global, Inc., a worldwide provider of highly specialized professional-level recruitment, staffing, and related talent solutions. Coleman chairs the board and the compensation committee, and also serves on the nominating/corporate governance and strategy committees.

“Rick is a seasoned industry veteran who brings a wealth of experience and leadership in the public company executive suite,” said JD Smith, Command Center co-chairman. “Over the course of his 40-year career, he has executed strategic change and driven growth at various companies, including in the staffing industry. Given his strong and relevant background, we look forward to leveraging his expertise as we position Command Center for its next phase of growth.”

“We also thank Bubba for his more than five years of service as CEO. He successfully transformed Command Center into a profitable, scalable enterprise that puts 33,000 field team members to work for over 3,200 clients. We wish him all the best in his future endeavors.”

Prior to Command Center, Coleman served as President and CEO, director, and principal executive officer of Crossroads Systems, a global provider of data archive solutions, beginning November 2013. He has also served on various other public company boards and in a variety of senior operational roles, including CEO of Vroom Technologies Inc., COO of MetroNet Communications, and president of U.S. West Long Distance. He also held significant officer-level positions with Frontier Communications, Centex Telemanagement and Sprint Communications.

He began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has also served as an adjunct professor for Regis University’s graduate management program and is a guest lecturer for Denver University’ Pioneer Leadership Program, focusing on leadership and ethics.

Coleman holds a Master of Business Administration Degree from Golden Gate University and is a graduate of the United States Air Force Communications System Officer School. He holds a Bachelor of Science Degree from the United States Air Force Academy and has also completed leadership, technology, and marketing programs at Kansas University, UCLA, and Harvard Business School.

About Command Center

Command Center provides flexible on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services. Through 67 field offices in 23 states, the company provides employment annually for approximately 33,000 field team members working for over 3,200 clients. For more information about Command Center, go to commandonline.com.

Important Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, national, regional and local economic conditions, the availability of workers’ compensation insurance coverage, the availability of capital and suitable financing for the company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in our most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, copies of which are available on our website at www.commandonline.com and the SEC website at www.sec.gov. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations
Cody Slach
Liolios
Tel 949-574-3860
CCNI@liolios.com